Exhibit 5.1

April 17, 2015

Professional Diversity Network, Inc.
801 W. Adams Street, Suite 600
Chicago, Illinois 60607

Re: Professional Diversity Network, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Professional Diversity Network, Inc., a Delaware corporation (the “Corporation”), in connection with (i) the Registration Statement on Form S-3, Registration No. 333-201341 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) by the Corporation for the purpose of registering securities with the SEC which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), as set forth in the Registration Statement and the prospectus contained therein, and (ii) the prospectus supplement, dated April 9, 2015 (the “Prospectus Supplement”), to the Registration Statement relating to the issuance and sale of an aggregate of up to 1,920,500 shares of the Corporation’s common stock, par value $.01 per share (the “Shares”), including 250,500 shares subject to the underwriters’ option to purchase additional shares, pursuant to the Underwriting Agreement, dated April 9, 2015 (the “Underwriting Agreement”), between the Corporation and Aegis Capital Corp., as representative of the several underwriters named therein, which Underwriting Agreement is being filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the Registration Statement.

In connection with this opinion letter, we have examined the following documents:

(i) the Registration Statement, including the exhibits being filed therewith and incorporated by reference therein from previous filings made by the Corporation with the SEC, (b) the base prospectus contained in the Registration Statement and (c) the Prospectus Supplement;

(ii) a certificate from the secretary of the Corporation certifying as to (A) true and correct copies of the certificate of incorporation and bylaws of the Corporation and (B) the resolutions of the Board of Directors of the Corporation and the pricing committee thereof authorizing the filing of the Registration Statement, the Corporation’s entry into and performance under the Underwriting Agreement and the issuance and sale of the Shares by the Corporation;

(iii) the Underwriting Agreement;

(iv) a certificate dated April 17, 2015  issued by the Secretary of State of the State of Delaware, attesting to the corporate status and good standing of the Corporation in the State of Delaware; and

(v) originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

For all purposes of the opinion expressed herein, we have assumed, without independent investigation, the following: (a) to the extent that we have reviewed and relied upon certificates of the Corporation or authorized representatives thereof and certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters; (b) all documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents; and (c) the genuineness of all signatures.

Professional Diversity Network, Inc.
April 17, 2015

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that the Shares have been validly authorized and, when issued and paid for in accordance and upon the terms and conditions of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

The foregoing opinions are limited to the Delaware General Corporation Law, as in effect on the date hereof, and we do not express any opinion concerning any other law.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP